Exhibit 99.2O

Johnson & Johnson and Subsidiaries
Supplementary Sales Data

(Unaudited; Dollars in Millions)
                                 THIRD QUARTER
                                    Percent   Percent  Percent
                                    Change    Change   Change
                       2003   2002   Total  Operations Currency
Sales to customers
by segment of
business
 Consumer
   Domestic            $984     910    8.1%       8.1     --
   International        857     751   14.1        6.4    7.7
                      1,841   1,661   10.8        7.4    3.4
 Pharmaceutical
   Domestic           3,285   2,939   11.8       11.8     --
   International      1,550   1,338   15.8        5.5   10.3
                      4,835   4,277   13.0        9.7    3.3

Med Device &
Diagnostics
   Domestic           2,145   1,740   23.3       23.3     --
   International      1,634   1,401   16.6        7.5    9.1
                      3,779   3,141   20.3       16.3    4.0

Domestic              6,414   5,589   14.8       14.8     --

International         4,041   3,490   15.8        6.5    9.3

Worldwide           $10,455   9,079   15.2%      11.7    3.5


             Johnson & Johnson and Subsidiaries
                  Supplementary Sales Data

              (Unaudited; Dollars in Millions)
                                         NINE MONTHS
                                    Percent   Percent  Percent
                                    Change    Change   Change
                       2003   2002   Total  Operations Currency
Sales to customers
by segment of
business
 Consumer
   Domestic          $2,915   2,717    7.3%       7.3     --
   International      2,536   2,196   15.5        8.4    7.1
                      5,451   4,913   11.0        7.8    3.2
 Pharmaceutical
   Domestic           9,825   8,831   11.3       11.3     --
   International      4,559   3,885   17.4        4.6   12.8
                     14,384  12,716   13.1        9.2    3.9

Med Device &
Diagnostics
   Domestic           5,797   5,161   12.3       12.3     --
   International      4,976   4,105   21.2        9.2   12.0
                     10,773   9,266   16.3       10.9    5.4

Domestic             18,537  16,709   10.9       10.9     --

International        12,071  10,186   18.5        7.3   11.2

Worldwide           $30,608  26,895   13.8%       9.5    4.3


             Johnson & Johnson and Subsidiaries
                  Supplementary Sales Data

              (Unaudited; Dollars in Millions)
                                        THIRD QUARTER
                                    Percent   Percent  Percent
                                    Change    Change   Change
                       2003   2002   Total  Operations Currency
Sales to customers by
geographic area

Domestic              $6,414  5,589   14.8%      14.8     --

Europe                 2,241  1,901   17.9        4.8   13.1
Western Hemisphere       576    505   14.1       11.3    2.8
excluding U.S.
Asia-Pacific, Africa   1,224  1,084   12.9        7.4    5.5
International          4,041  3,490   15.8        6.5    9.3

Worldwide            $10,455  9,079   15.2%      11.7    3.5


             Johnson & Johnson and Subsidiaries
                  Supplementary Sales Data

 (Unaudited; Dollars in Millions)
                                          NINE MONTHS
                                    Percent   Percent  Percent
                                    Change    Change   Change
                       2003   2002   Total  Operations Currency
Sales to customers by
geographic area

Domestic             $18,537 16,709   10.9%      10.9     --

Europe                 6,909  5,589   23.6        5.5   18.1
Western Hemisphere     1,603  1,506    6.4       12.3   (5.9)
excluding U.S.
Asia-Pacific, Africa   3,559  3,091   15.1        7.8    7.3
International         12,071 10,186   18.5        7.3   11.2

Worldwide            $30,608 26,895   13.8%       9.5    4.3


             Johnson & Johnson and Subsidiaries
        Condensed Consolidated Statement of Earnings

               (Unaudited; in Millions Except
                     Per Share Figures)
                                            THIRD QUARTER
                               2003              2002    Percent
                     2003     Percent   2002    Percent  Increase
                    Amount   to Sales  Amount  to Sales (Decrease)

Sales to customers  10,455     100.0   9,079     100.0    15.2
Cost of products     2,980      28.5   2,611      28.7    14.1
sold
Selling, marketing   3,428      32.8   3,006      33.1    14.0
and administrative
expenses
Research Expense     1,177      11.3     952      10.5    23.6
In-process research     --        --      --        --      --
& development
Interest (income)       12       0.1     (12)     (0.1)
expense, net
Other (income)         (91)     (0.9)    129       1.4
expense, net
Earnings before      2,949      28.2   2,393      26.4    23.2
provision for taxes
on income
Provision for taxes    877       8.4     668       7.4    31.3
on income
Net earnings         2,072      19.8   1,725      19.0    20.1

Net earnings per     $0.69             $0.57              21.1
share (Diluted)

Average shares      3,008.3          3,026.7
outstanding
(Diluted)

Effective tax rate    29.7%            27.9%


             Johnson & Johnson and Subsidiaries
        Condensed Consolidated Statement of Earnings

               (Unaudited; in Millions Except
                     Per Share Figures)
                                              NINE MONTHS
                               2003              2002    Percent
                     2003     Percent   2002    Percent  Increase
                    Amount   to Sales  Amount  to Sales (Decrease)

Sales to customers  30,608     100.0   26,895    100.0    13.8
Cost of products     8,668      28.3    7,650     28.4    13.3
sold
Selling, marketing  10,077      32.9    8,866     33.0    13.7
and administrative
expenses
Research expense     3,195      10.4    2,715     10.1    17.7
In-process research    918       3.0      189      0.7
and development
Interest (income)       19       0.1      (84)    (0.3)
expense, net
Other (income)        (203)     (0.6)     117      0.4
expense, net
Earnings before      7,934      25.9    7,442     27.7    6.6
provision for taxes
on income
Provision for taxes  2,582       8.4    2,229      8.3   15.8
on income
Net earnings         5,352      17.5    5,213     19.4    2.7

Net earnings per     $1.78              $1.70             4.7
share (Diluted)

Average shares     3,012.0            3,066.0
outstanding
(Diluted)

Effective tax rate    32.5%              30.0%


Earnings excluding
In-process Research
& Development:
 Earnings before      8,852[1]  28.9    7,631[2]  28.4   16.0
provision for taxes
on income
 Net earnings         6,267[1]  20.5    5,402[2]  20.1   16.0

 Net earnings per     $2.08[1]          $1.76[2]         18.2
share (Diluted)
 Effective tax rate    29.2%             29.2%

[1] The difference between earnings before provision for taxes on income, net earnings and earnings per share
(diluted) as reported and earnings before provision for taxes on income, net earnings and earnings per share
(diluted) excluding IPR&D is $918 million, $915 million and $0.30 per share, respectively, which is in-process research
& development charges.

[2] The difference between earnings before provision for taxes on income, net earnings and earnings per share
(diluted) as reported and earnings before provision for taxes on income, net earnings and earnings per share
(diluted) excluding IPR&D is $189 million and $0.06 per share, respectively, which is in-process research & development charges.
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